                                                                    EXHIBIT 8(g)

                          FUND PARTICIPATION AGREEMENT

This Fund Participation Agreement ("Agreement"), dated as of the __ day of ______, 2002 is made by and among Nationwide Life Insurance Company of America ("NLICA"), a Pennsylvania corporation, and Nationwide Life and Annuity Company of America ("NLACA"), a Delaware corporation, (separately or collectively the "Company") on their own behalf and on behalf of each of the Company's segregated asset accounts identified on Exhibit A which is attached hereto and may be amended from time to time ("Variable Accounts"), and Gartmore Mutual Fund Capital Trust ("GMFCT or the "Adviser") and Gartmore Distribution Services, Inc. ("GDSI" or the "Distributor"), which serve respectively as adviser and distributor to the Gartmore Variable Insurance Trust funds ("GVIT" or the "Funds") listed on Exhibit A. The Funds, GMFCT, and GDSI are collectively referred to throughout this Agreement as "Gartmore."

WHEREAS the Funds were organized to act as investment vehicles for variable life insurance policies and variable annuity contracts to be offered by separate accounts of insurance companies which have entered into participation agreements with the Funds; and

WHEREAS, the beneficial interest in the Funds are divided into several series of shares, each designated a "Portfolio" or "subaccount," and representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, GVIT is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the assets of each Portfolio of the Fund are managed by several entities (the "Advisers" or "Subadvisers"), each of which is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities laws; and

WHEREAS, the Company has established or will establish one or more Variable Accounts to fund certain variable life insurance policies (the "Contracts"), which Variable Accounts and Contracts are registered under the 1940 Act and the 1933 Act, respectively; and

WHEREAS, each Variable Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the Contracts; and

WHEREAS, the Distributor is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios on behalf of each Variable Account to fund the Contracts, and GMFCT is authorized to sell such shares to the Variable Accounts at net asset value; and

WHEREAS, the Contracts allow for the allocation of net amounts received by the Company to the subaccounts of the Variable Accounts for investment in shares of the Funds and other similar funds; and

WHEREAS, the Company and Gartmore mutually desire the inclusion of the Funds as underlying investment media for the Contracts issued by the Company;

WHEREAS, selection of a particular subaccount (corresponding to a particular
Fund) is made by the Contract owner, and such Contract owners may reallocate their investment options among the subaccounts of the Variable Accounts in accordance with the terms of the Variable Accounts and in accordance with the terms of the Contracts; and

NOW THEREFORE, the Company and Gartmore, in consideration of the promises and undertakings described herein, agree as follows:

1. The Company represents and warrants that the Variable Accounts have been established and are in good standing under applicable state law; and the Variable Accounts have been registered as unit investment trusts under the Investment Company Act of 1940 (the "1940 Act") or are exempt from registration pursuant to section 3(c)(11) of the 1940 Act;

2. Subject to the terms and conditions of this Agreement, the Company shall be appointed to, and agrees, to act as a limited agent of GMFCT, for the sole purpose of receiving instructions for the purchase and redemption of Fund shares (from Contract owners making investment allocation decisions under the Contracts) prior to the close of regular trading each Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading, on which the Company is open for business, and on which the Funds calculate their net asset value as set forth in the Funds' most recent Prospectuses and Statements of Additional Information. Except as particularly stated in this paragraph, the Company shall have no authority to act on behalf of GMFCT or to incur any cost or liability on its behalf.

      GMFCT will use its reasonable best efforts to provide closing net asset value, change in net asset value, dividend or daily accrual rate information and capital gain information by 6:00 p.m. Eastern Time each Business Day tothe Company. The Company shall use this data to calculate unit values. Unit values shall be used to process that same Business Day's Variable Account transactions. Orders for purchases or redemptions shall be placed with GMFCT or its specified agent no later than 10:00 a.m. of the following Business Day. Orders for shares of Funds shall be accepted and executed at the time they are received by GMFCT and at the net asset value price determined as of the close of trading on the previous Business Day. GMFCT will not accept any order made on a conditional basis or subject to any delay or contingency. The Company shall only place purchase orders for shares of Funds on behalf of its customers whose addresses recorded on the Company's books are in a state or other jurisdiction in which the Funds are registered or qualified for sale, or are exempt from registration or qualification as confirmed in writing by Gartmore.

      Payment for net purchases shall be wired to a custodial account designated by GMFCT and payment for net redemptions will be wired to an account designated by the Company. Dividends and capital gain distributions shall be reinvested in additional Fund shares at net asset value. Notwithstanding the above, GMFCT shall not be held responsible for providing the Company with ex-date net asset value, change in net asset value, dividend or capital gain information when the New York Stock Exchange is closed, when an emergency exists making the valuation of net assets not reasonably practicable, or during any period when the Securities and Exchange Commission ("SEC") has by order permitted the suspension of pricing shares for the protection of shareholders.

      The Company agrees to provide GMFCT, upon request, written reports indicating the number of shareholders that hold interests in the Funds and such other information (including books and records) that GMFCT may reasonably request or as may be necessary or advisable to enable it to comply with any law, regulation or order.

3. All expenses incident to the performance by Gartmore under this Agreement shall be paid by Gartmore. Gartmore shall promptly providethe Company, or cause the Company to be provided with, a reasonable quantity of the Funds' current Prospectuses, Statements of Additional Information and any supplements. If requested by the Company in lieu thereof, Gartmore shall provide such documentation (including a final copy of the new prospectus as set in type at Gartmore's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Fund printed together in one document with the Contracts and/or other funds, with the Funds bearing their proportionate share of printing expenses.

4. The Company and its agents shall make no representations concerning the Funds or Fund shares except those contained in the Funds' then current Prospectuses, Statements of Additional Information or other documents produced by GMFCT (or an entity on its behalf) which contain information about the Funds. The Company agrees to allow a reasonable period of time for GMFCT to review any advertising and sales literature drafted by the Company (or agents on its behalf) with respect to the Funds prior to submitting such material to any regulator.

5. GMFCT represents that the Funds are currently qualified as regulated investment companies under Subchapter M of the Internal Revenue Code of 1986 (the "Code"), as amended, and that the Funds shall make every effort to maintain such qualification under Subchapter M or any successor or similar provision. Gartmore shall promptly notify the Company upon having a reasonable basis for believing that the Funds have ceased to so qualify, or that they may not qualify as such in the future.

      GMFCT represents that the Funds currently comply with the diversification requirements pursuant to Section 817(h) of the Code and Section 1.817-5(b) of the Federal Tax Regulations and that the Funds will make every effort to maintain the Funds' compliance with such diversification requirements, unless the Funds are otherwise exempt from section 817(h) and/or except as otherwise disclosed in each Fund's prospectus. GMFCT will notify the Company promptly upon having a reasonable basis for believing that the Funds have ceased to so qualify, or that the Funds might not so qualify in the future. Unless otherwise exempt, GMFCT shall provide to the Company a statement indicating compliance with Section 817(h) and a schedule of investment holdings, to be received by the Company no later than twenty-five (25) days following the end of each calendar quarter.

      The Company represents that the Contracts are currently treated as annuity contracts or life insurance policies, whichever is appropriate under applicable provisions of the Code, and that it shall make every effort to maintain such treatment. The Company will promptly notify GMFCT upon having a reasonable basis for believing that the Contracts have ceased to be treated as annuity contracts or life insurance polices, or that the Contracts may not be so treated in the future.

      Unless a Fund is exempt from the requirements of Section 817(h), the Company represents that each Variable Account is a "segregated asset account" and that interests in each Variable Account are offered exclusively through the purchase of a "variable contract," within the meaning of such terms pursuant to section 1.817-5(f)(2) of the Federal Tax Regulations, that it shall make every effort to continue to meet such definitional requirements, and that it shall notify GMFCT immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they may not be met in the future.

6. Within five (5) Business Days after the end of each calendar month, GDSI shall provide the Company a monthly statement of account, which shall confirm all transactions made during that particular month in the Variable Accounts.

7. Each party agrees to inform the other of the existence of, or any potential for, any material conflicts of interest between the parties and any possible implications of the same.

      It is agreed that if it is determined by a majority of the members of the Boards of Directors of the Funds, or a majority of the Funds' disinterested Directors, that a material conflict exists caused by the Company, the Company shall, at its own expense, take whatever steps are necessary to remedy or eliminate such material conflict.

      It is agreed that if it is determined by the Company that a material conflict exists caused by Gartmore, Gartmore shall, at its own expense, take whatever steps are necessary to remedy or eliminate such material conflict.

8.    This Agreement shall terminate as to the sale and issuance of new
      Contracts:

      (a) at the option of the Company or Gartmore upon at least 60 days advance written notice to the other;

      (b) at any time, upon Gartmore's election, if the Funds determine that liquidation of the Funds is in the best interest of the Funds and their beneficial owners. Reasonable advance notice of election to liquidate shall be furnished by Gartmore to permit the substitution of Fund shares with the shares of another investment company pursuant to SEC regulation;

      (c) if the Contracts are not treated as annuity contracts or life insurance policies by the applicable regulators or under applicable rules or regulations;

      (d) if the Variable Accounts are not deemed "segregated asset accounts" by the applicable regulators or under applicable rules or regulations;

      (e) at the option of the Company, if Fund shares are not available for any reason to meet the requirements of Contracts as determined by the Company. Reasonable advance notice of election to terminate (and time to cure) shall be furnished by the Company;

      (f) at the option of the Company by written notice to Gartmore with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify (in the event of such termination, the Company shall withdraw all assets allocable to the separate accounts from the Portfolio and shall reinvest such assets in a different investment medium, including, but not limited to, another Portfolio of the Fund); or

      (g) at the option of the Company by written notice to Gartmore with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements as specified above (in the event of such termination, the Company shall withdraw all assets allocable to the separate accounts from the Portfolio and shall reinvest such assets in a different investment medium, including, but not limited to, another Portfolio of the Fund); or

      (h) termination by the Funds, the Adviser, or the Distributor by written notice to the Company, if any of the Funds, the Adviser, or the Distributor shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, or financial condition since the date of this Agreement or is the subject of material adverse publicity; or

      (i) termination by the Company by written notice to Gartmore if the Company shall determine, in its sole judgment exercised in good faith, that the Funds, the Adviser, or the Distributor has suffered a material adverse change in its business, operations, or financial condition since the date of this Agreement or is the subject of material adverse publicity; or

      (j) at the option of the Company or Gartmore, upon institution of relevant formal proceedings against the broker-dealer(s) marketing the Contracts, the Variable Accounts, the Company or the Funds by the NASD, IRS, the Department of Labor, the SEC, state insurance departments or any other regulatory body;

      (k) upon a decision by the Company, in accordance with regulations of the SEC, to substitute such Fund shares with the shares of another investment company for Contracts for which the Fund shares have been selected to serve as the underlying investment medium. The Company shall give at least 60 days written notice to the Funds and GMFCT of any proposal to substitute Fund shares;

      (l) upon assignment of this Agreement unless such assignment is made with the written consent of each other party; and

      (m) in the event Fund shares are not registered, issued or sold pursuant to Federal law, or such law precludes the use of Fund shares as an underlying investment medium of Contracts issued or to be issued by the Company. Prompt written notice shall be given by either party to the other in the event the conditions of this provision occur.

9. Each notice required by this Agreement shall be given orally and confirmed in writing to:

            Nationwide Life Insurance Company of America
            Nationwide Life and Annuity Company of America
            Attention:  Law Department
            1000 Chesterbrook Boulevard
            Berwyn, PA  19312-1181

         With a copy to:

            Nationwide Life Insurance Company
            One Nationwide Plaza 1-09-V3
            Columbus, Ohio  43215
            [Attention:  Director - Securities]

            Gartmore Mutual Fund Capital Trust
            Attention:  Legal Department
            1200 River Road
            Conshohocken, PA  19428

            Gartmore Distribution Services, Inc.
            Attention:  Legal Department
            1200 River Road
            Conshohocken, PA  19428

            Gartmore Variable Insurance Trust
            Attention:  Legal Department
            1200 River Road
            Conshohocken, PA  19428

      Any party may change its address by notifying the other party(ies) in writing.

10. So long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, the Company shall distribute all proxy material furnished by GVIT (provided that such material is received by the Company at least 10 business days prior to the date scheduled for mailing to Contract owners) and shall vote Fund shares in accordance with instructions received from the Contract owners who have such interests in such Fund shares. The Company shall vote the Fund shares for which no instructions have been received in the same proportion as Fund shares for which said instructions have been received from Contract owners, provided that such proportional voting is not prohibited by the Contract owner's related plan or trust document. Nationwide and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Fund shares held for the benefit of such Contract owners. The expenses associated with printing, distributing, tallying, etc. any proxy initiated by Gartmore shall be paid by Gartmore.

11.

      (a) The Company agrees to reimburse and/or indemnify and hold harmless the Funds, the Adviser, and the Distributor and each of their directors, officers, employees, agents and each person, if any, who controls Gartmore within the meaning of the Securities Act of 1933 (the "1933 Act") (collectively, "Affiliated Party") against any losses, claims, damages or liabilities ("Losses") to which Gartmore or any such Affiliated Party may become subject, under the 1933 Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon, but not limited to:

            (i) any untrue statement or alleged untrue statement of any material fact contained in information furnished by the Company;

            (ii) the omission or the alleged omission to state in the Registration Statements or Prospectuses of the Variable Accounts a material fact required to be stated therein or necessary to make the statements therein not misleading;

            (iii) conduct, statements or representations of the Company or its agents, with respect to the sale and distribution of Contracts for which Fund shares are an underlying investment;

            (iv) the failure of the Company to provide the services and furnish the materials under the terms of this Agreement;

            (v) a breach of this Agreement or of any of the representations contained herein; or

            (vi) any failure to register the Contracts or the Variable Accounts under federal or state securities laws, state insurance laws or to otherwise comply with such laws, rules, regulations or orders.

            Provided however, that the Company shall not be liable in any such case to the extent any such statement, omission or representation or such alleged statement, alleged omission or alleged representation was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Gartmore specifically for use therein.

            The Company shall reimburse any legal or other expenses reasonably incurred by Gartmore or any Affiliated Party in connection with investigating or defending any such Losses, provided, however, that the Company shall have prior approval of the use of said counsel or the expenditure of said fees.

            This indemnity agreement shall be in addition to any liability that the Company may otherwise have.

      (b) Gartmore agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, agents and each person, (collectively, "Nationwide Affiliated Party"), who controls the Company within the meaning of the 1933 Act against any Losses to which the Company or any such Nationwide Affiliated Party may become subject, under the 1933 Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon; but not limited to:

            (i) any untrue statement or alleged untrue statement of any material fact contained in any information furnished by Gartmore, including but not limited to, the Registration Statements, Prospectuses or sales literature of the Funds;

            (ii) the omission or the alleged omission to state in the Registration Statements or Prospectuses of the Funds a material fact required to be stated therein or necessary to make the statements therein not misleading;

            (iii) Gartmore's failure to keep the Funds fully diversified and qualified as regulated investment companies as required by the applicable provisions of the Code, the 1940 Act, and the applicable regulations promulgated thereunder;

            (iv) the failure of Gartmore to provide the services and furnish the materials under the terms of this Agreement;

            (v) a breach of this Agreement or of any of the representations contained herein; or

            (vi) any failure to register the Funds under federal or state securities laws or to otherwise comply with such laws, rules, regulations or orders.

            Provided however, that Gartmore shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an act or omission of the Company or untrue statement or omission or alleged omission made in conformity with written information furnished to Gartmore by the Company specifically for use therein.

            Gartmore shall reimburse any reasonable legal or other expenses reasonably incurred by the Company or any Nationwide Affiliated Party in connection with investigating or defending any such Losses, provided, however, that Gartmore shall have prior approval of the use of said counsel or the expenditure of said fees.

            This indemnity agreement will be in addition to any liability that Gartmore may otherwise have.

      (c) Each party shall promptly notify the other party(ies) in writing of any situation that presents or appears to involve a claim which may be the subject of indemnification under this Agreement and the indemnifying party shall have the option to defend against any such claim. In the event the indemnifying party so elects, it shall notify the indemnified party and shall assume the defense of such claim, and the indemnified party shall cooperate fully with the indemnifying party, at the indemnifying party's expense, in the defense of such claim. Notwithstanding the foregoing, the indemnified party shall be entitled to participate in the defense of such claim at its own expense through counsel of its own choosing. Neither party shall admit to wrongdoing nor make any compromise in any action or proceeding which may result in a finding of wrongdoing by the other party without the other party's prior written consent. Any notice given by the indemnifying party to an indemnified party or participation in or control of the litigation of any such claim by the indemnifying party shall in no event be deemed to be an admission by the indemnifying party of culpability, and the indemnifying party shall be free to contest liability among the parties with respect to the claim.

      (d) A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Agreement. The indemnification provisions contained in this Agreement shall survive termination of this Agreement.

12. The forbearance or neglect of any party to insist upon strict compliance by another party with any of the provisions of this Agreement, whether continuing or not, or to declare a forfeiture of termination against the other parties, shall not be construed as a waiver of any of the rights or privileges of any party hereunder. No waiver of any right or privilege of any party arising from any default or failure of performance by any party shall affect the rights or privileges of the other parties in the event of a further default or failure of performance.

13. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Pennsylvania, without respect to its choice of law provisions and in accordance with the 1940 Act. In the case of any conflict, the 1940 act shall control.

14. Each party hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. Except as particularly set forth herein, neither party assumes any responsibility hereunder, and will not be liable to the other for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

15. Subject to the requirements of the legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information maintained about those customers and, except as permitted by this Agreement, shall not (unless it has obtained the express written consent of the affected party) use, disclose, or distribute any such information and other confidential information until such time as it may come into the public domain.

      This section shall survive the expiration or termination of this Agreement.

16. Nothing in this Agreement shall be deemed to create a partnership or joint venture by and among the parties hereto.

17. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

18. This Agreement supersedes any and all prior Fund Participation Agreements made by and among the parties.

19. Except to amend Exhibit A, or as otherwise provided in this Agreement, this Agreement may not be amended or modified except by a written amendment executed by each of the parties.

20. This Agreement may be executed by facsimile signature and it may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

                             NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA AND NATIONWIDE LIFE AND ANNUITY COMPANY OF AMERICA

                             ---------------------------------------------------
                             By:    Scott V. Carney
                             Title: Senior Vice President and Actuary


                             GARTMORE MUTUAL FUND CAPITAL TRUST

                             ---------------------------------------------------
                             By:    James R. Donatell
                             Title: Executive Vice President - Sales, Marketing,
                                    and Distribution


                             GARTMORE VARIABLE INSURANCE TRUST

                             ---------------------------------------------------
                             By:    Eric E. Miller
                             Title: Assistant Secretary


                             GARTMORE DISTRIBUTION SERVICES, INC.

                             ---------------------------------------------------
                             By:    James R. Donatell
                             Title: Executive Vice President - Sales, Marketing,
                                    and Distribution

                                    EXHIBIT A

               This Exhibit corresponds to the Fund Participation Agreement dated ____2002.

===================================================================================================================================
VARIABLE ACCOUNTS OF NATIONWIDE LIFE INSURANCE   CORRESPONDING NLICA AND NLACA                  CORRESPONDING FUNDS
  COMPANY OF AMERICA AND NATIONWIDE LIFE AND               CONTRACTS
        ANNUITY COMPANY OF AMERICA
===================================================================================================================================
Nationwide Provident VLI Separate Account 1       Options Elite - 333-98629      Gartmore Variable Insurance Trust:
(1940 Act Registration Number 811-4460)
                                                                                  -  Gartmore GVIT Government Bond Fund
                                                                                  -  Gartmore GVIT Investor Destinations Aggressive
Nationwide Provident VLI Separate Account A                                          Fund
(1940 Act Registration Number 811-8722)           Options Elite - 333-98631       -  Gartmore GVIT Investor Destinations
                                                                                     Conservative Fund

                                                                                  -  Gartmore GVIT Investor Destinations Moderate
                                                                                     Fund

                                                                                  -  Gartmore GVIT Investor Destinations Moderately
                                                                                     Aggressive Fund

                                                                                  -  Gartmore GVIT Investor Destinations Moderately
                                                                                     Conservative Fund
===================================================================================================================================